Exhibit 1.1

                               PLACEMENT AGREEMENT


     This PLACEMENT AGREEMENT (as amended or supplemented from time to time, this "Agreement") dated as of the 24th day of March, 2006, by and between PURE BIOSCIENCE, a California corporation (the "Company"), and TAGLICH BROTHERS, INC. (the "Placement Agent").


                              W I T N E S S E T H:
                              --------------------


     WHEREAS, in reliance upon the representations, warranties, terms and conditions hereinafter set forth, the Placement Agent will use its best efforts to privately place a minimum principal amount of $4,000,000 (the "Minimum Amount") and a maximum principal amount of $7,000,000 (the "Maximum Amount") of the Company's common stock, no par value per share (the "Common Stock"), at a purchase price (the "Purchase Price") equal to eighty percent (80%) of the five
(5) day average closing bid price of the Common Stock prior to the Initial Closing Date (as defined below), which will not exceed $1.65 per Share (as defined below);


     WHEREAS, the shares issued in connection with this Agreement (the "Shares") are being issued pursuant to the Company's Confidential Private Placement Memorandum and the Exhibits thereto, dated March 17, 2006 (as amended or supplemented from time to time, collectively, the "Offering Materials"); and


     WHEREAS, the Shares are being issued to investors (the "Investors") pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act").


     NOW, THEREFORE, in consideration of the premises and the respective promises hereinafter set forth, the Company and the Placement Agent hereby agree as follows:


     1.   Sale and Purchase of Shares.


     (a) Subject to the terms and conditions of this Agreement, the Company shall sell the Shares to the Investors. The Placement Agent is hereby appointed the exclusive placement agent of the Company for the purpose of the offering and sale of the Shares.


     (b) The Initial Closing (as defined below) shall take place at the offices of Bingham McCutchen, LLP, 399 Park Avenue, New York, New York 10022, or such other place as shall be acceptable to the Company and the Placement Agent on such date or dates as the Placement Agent shall advise the Company on two (2) business days notice or such shorter notice as shall be reasonably acceptable to the Company. In no event shall the Initial Closing occur unless the Minimum Amount of Common Stock is sold. Subsequent sales and purchases of the Shares, up to the Maximum Amount, shall take place at one or more Closings held on such dates and in such locations as the Company and the Placement Agent shall mutually determine. All Closings pursuant to this Agreement shall occur not later than March 31, 2006, unless such date is extended for up to thirty (30) days by mutual agreement of the Company and the Placement Agent. The term "Closing" means the purchase and sale of the Shares as described in Section 1(b) of this Agreement. The initial Closing hereunder shall be referred to as "Initial Closing"; the final Closing hereunder shall be referred to as "Final Closing"; and the date of the Final Closing shall be referred to as the "Final Closing Date".

     (c) All capitalized terms used in this Agreement which are not otherwise defined shall have the meanings ascribed to them in the Offering Materials.


     2. Payment. At each Closing, the Company or its agent shall deliver to the Placement Agent, on behalf of the Investors, the original executed and sealed Common Stock certificates representing the Shares being purchased by the Investors, against receipt by the Company of payment therefor by certified or bank check drawn on a bank located in the United States or by Federal wire transfer, in the amount of the aggregate purchase price for such Shares being sold (less any fees payable to the Placement Agent pursuant to this Agreement). All Shares being purchased by the Investors shall be issued in the respective names of the Investors in accordance with instructions provided by the Placement Agent.


     3. Representations and Warranties of the Company. The Company hereby represents and warrants to and covenants and agrees with the Placement Agent, as of the date hereof and as of the date of each Closing, as follows:


     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification. The Company has no subsidiaries and does not own any equity interest and has not made any loans, advances or guarantees of indebtedness to any person, corporation, partnership or other entity.


     (b) The capital structure of the Company is as described in the Offering Materials.


     (c) The Company has the full right, power and authority to execute, deliver and perform under this Agreement. This Agreement has been duly executed by the Company and, at each Closing, the Shares being issued will have been duly executed by the Company, and this Agreement and the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and each constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.


     (d) All of the issued and outstanding shares of Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable (with no personal liability attaching to the holders thereof or to the Company) and are free from preemptive rights or rights of first refusal held by any person. All of the issued and outstanding shares of Common Stock have been issued pursuant to either a current effective registration statement under the 1933 Act or an exemption from the registration requirements thereof, and were issued in accordance with all applicable Federal and state securities laws.

     (e) The Shares to be issued at each Closing have been duly and validly authorized for issuance and, when issued pursuant to this Agreement will be duly and validly authorized and issued, fully paid and nonassessable and free from preemptive rights or rights of first refusal held by any person.


     (f) The following financial statements of the Company (hereinafter collectively, the "Financial Statements") are included in the Offering
Materials: (i) consolidated balance sheets as of July 31, 2005, and consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended July 31, 2005, and the related notes thereto, which have been audited by Miller and McCollom, independent certified public accountants, (ii) consolidated balance sheets as of July 31, 2004, and consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended July 31, 2004, and the related notes thereto, which have been audited by Miller and McCollom, independent certified public accountants, and (iii) unaudited balance sheet as of October 31, 2005, and January 31, 2006, and unaudited statement of operations, stockholders' equity and cash flows for the fiscal quarter ended October 31, 2005, and January 31, 2006, and the related notes thereto, which have been prepared by the Company. The Financial Statements, which are included in the Company's Form 10KSB Annual Report for the year ended July 31, 2005 (the "Form 10KSB"), the Company's Form 10QSB Quarterly Report for the fiscal quarter ended October 31, 2005, and the Company's Form 10QSB Quarterly Report for the fiscal quarter ended January 31, 2006 (collectively the "Forms 10QSB"), were prepared in accordance with generally accepted accounting principles consistently applied and present and reflect fairly the financial position of the Company at the respective balance sheet dates and the results of its operations and cash flows for the periods then ended, provided, however, that the financial statements included in the Forms 10QSB are subject to normal year-end adjustments and lack footnotes and other presentation items. During the period of Miller and McCollom's engagement as the Company's independent certified public accountants, there has been no disagreements between the accounting firm and the Company on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure and no events required to be reported on a current report on Form 8-K relating to the relationship between the Company and the accounting firm. The Company has made and kept books and records and accounts which are in reasonable detail and which fairly and accurately reflect the activities of the Company, subject only to year-end adjustments.


     (g) The Company has good and marketable title to all of its material property and assets and, except as set forth in the Offering Materials or the Financial Statements, none of such property or assets of the Company are subject to any lien, mortgage, pledge, encumbrance or other security interest.


     (h) Since January 31, 2006, there has not been any material adverse change in the financial condition or in the operations, business or prospects of the Company from that shown in the Financial Statements or any damage or destruction, not covered by insurance, which affects the business, property or assets of the Company.

     (i) Except as set forth in the Exhibits to the Offering Materials, the Company has not filed any current reports on Form 8-K or any other reports with the Securities and Exchange Commission (the "SEC") subsequent to January 31, 2006.


     (j) Neither the execution or delivery of this Agreement, the Common Stock or the Placement Agent Warrants (as defined below) by the Company nor the performance by the Company of the transactions contemplated by this Agreement or the Placement Agent Warrants: (i) requires the consent, waiver, approval, license or authorization of or filing with or notice to any person, entity or public authority (except any filings required by Federal or state securities laws, which filings have been or will be made by the Company on a timely basis);
(ii) violates or constitutes a default under or breach of any law, rule or regulation applicable to the Company; or (iii) conflicts with or results in a breach or termination of any provision of, or constitutes a default under, or will result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Company with or without the giving of notice, the passage of time or both, pursuant to (A) the Company's articles of incorporation (as amended) or by-laws, (B) any mortgage, deed of trust, indenture, note, loan agreement, security agreement, contract, lease, license, alliance agreement, joint venture agreement, or other agreement or instrument, or (C) any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which the Company is a party or by which any of the assets of the Company may be bound.


     (k) The Company does not have any indebtedness to any officer, director, five percent (5%) stockholder or other Affiliate (as defined in the Rules and Regulations of the SEC under the 1933 Act) of the Company.


     (l) The Company is in compliance with all laws, rules and regulations of all Federal, state, local and foreign government agencies having jurisdiction over the Company or affecting the business, assets or properties of the Company, except where the failure to comply has not and will not have a material adverse effect on the business, financial condition or results of operations of the Company, taken as a whole (a "Material Adverse Effect"). The Company possesses all licenses, permits, consents, approvals and agreements (collectively, "Licenses") which are required to be issued by any and all applicable Federal, state, local or foreign authorities necessary for the operation of its business and/or in connection with its assets or properties, except where the failure to possess such Licenses has not and will not have a Material Adverse Effect.


     (m) The Company is not in default under any note, loan agreement, security agreement, mortgage, contract, franchise agreement, distribution agreement, lease, alliance agreement, joint venture agreement, other agreement, license, permit, consent, approval or instrument to which it is a party, and no event has occurred which, with or without the lapse of time or giving of notice, or both, would constitute such default thereof by the Company or would cause acceleration of any obligation of the Company or would adversely affect the business, operations, or financial condition of the Company, except where such default or event, whether with or without the lapse of time or giving of notice, or both, has not and will not have a Material Adverse Effect. To the best of the knowledge of the Company, no party to any note, loan agreement, security agreement, mortgage, contract, franchise agreement, distribution agreement, lease, alliance agreement, joint venture agreement, other agreement, license, permit, consent, approval or instrument with or given to the Company is in default thereunder and no event has occurred with respect to such party, which, with or without the lapse of time or giving of notice, or both, would constitute a default by such party or would cause acceleration of any obligations of such party.

     (n) Except as set forth in the Offering Materials, to the best of the Company's knowledge, no officer, director or five percent (5%) stockholder of the Company and no Affiliate of any such person either (i) holds any material interest in any corporation, partnership, business, trust, sole proprietorship or any other entity which is engaged in a business similar to that conducted by the Company (other than a passive immaterial interest in a public company engaged in any such business) or (ii) engages in business with the Company required to be disclosed in a filing with the SEC.


     (o) There are no material (i.e., involving an asserted liability in excess of twenty-five thousand dollars ($25,000)) claims, actions, suits, proceedings, labor disputes, inquiries or investigations (whether or not purportedly on behalf of the Company), pending or, to the best of the Company's knowledge, threatened, against the Company, formal or informal, at law or in equity or by or before any Federal, state, county, municipal or other governmental department, the SEC, the National Association of Securities Dealers, Inc. (the "NASD"), board, bureau, agency or instrumentality, domestic or foreign, whether legal or administrative or in arbitration or mediation, nor is there any basis for any such action or proceeding. Neither the Company, nor any of its assets are subject to, nor is the Company in default with respect to, any order, writ, injunction, judgment or decree that could adversely affect the financial condition, business, assets or prospects of the Company. Within the past three
(3) years, there has been no correspondence between the Company and any Federal, state, county, municipal or other governmental department, the SEC, the NASD, board, bureau, agency or instrumentality, domestic or foreign, other than filings required in the ordinary course of the Company's business and receipts therefor.


     (p) The accounts receivable of the Company represent receivables generated from the sale of goods and services in the ordinary course of business. The Company knows of no material disputes concerning accounts receivable of the Company not disclosed in the Offering Materials.


     (q) The accounts payable of the Company represent bona fide payables to third parties incurred in the ordinary course of business and represent bona fide debts for services and/or goods provided to the Company.


     (r) Except as set forth in the Offering Materials, the Company does not have (i) any written employment contracts or oral employment contracts not terminable at will by the Company with any five percent (5%) shareholder, officer or director of the Company; (ii) any consulting agreement or other compensation agreement with any five percent (5%) shareholder, officer or director of the Company; or (iii) any agreement or contract with any five percent (5%) shareholder, officer or director of the Company that will result in the payment by the Company or the creation of any commitment or obligation (absolute or contingent), of the Company to pay any severance, termination, "golden parachute," or similar payment to any present or former personnel of the Company following termination of employment. No director, executive officer or other key employee of the Company has advised the Company that he or she intends to resign as director and/or executive officer of the Company or to terminate his or her employment with the Company.

     (s) Except as set forth in the Offering Materials, the Company is not a party to a labor agreement with respect to any of its employees with any labor organization, union, group or association and there are no employee unions (nor any similar labor or employee organizations). There is no labor strike or labor stoppage or slowdown pending, or, to the knowledge of the Company, threatened against the Company, nor has the Company experienced in the last five (5) years any work stoppage or other labor difficulty. The Company is in compliance with all applicable laws, rules and regulations regarding employment practices, employee documentation, terms or conditions of employment and wage and hours and the Company is not engaged in any unfair labor practices, except where the failure to comply has not and will not have a Material Adverse Effect. There are no unfair labor practice charges or complaints against the Company pending before the National Labor Relations Board or any other governmental agency.


     (t) Except as disclosed in the Offering Materials, there are no employee pension, retirement or other benefit plans, maintained, contributed to or required to be contributed to by the Company covering any employee or former employee of the Company. The Company has no material liability or obligation of any kind or nature, whether accrued or contingent, matured or unmatured, known or unknown, under any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provision of the Internal Revenue Code of 1986, as amended, specifically relating to persons subject to ERISA.


     (u) The Company has timely filed or will timely file with the appropriate taxing authorities all returns in respect of taxes required to be filed through the date hereof and has timely paid or will timely pay all taxes that it is required to pay or has established an adequate reserve therefore. There are no pending or, to the knowledge of the Company, threatened audits, investigations or claims for or relating to any liability of the Company in respect of taxes.


     (v) The Company has no liabilities of any kind or nature whether accrued or contingent, matured or unmatured, known or unknown, except as set forth in the Offering Materials and those liabilities incurred by the Company in the ordinary course of business since January 31, 2006.

     (w) There are no finder's fees or brokerage commissions payable with respect to the transactions contemplated by this Agreement due to the actions of the Company, except as provided in Section 12 of this Agreement or as otherwise disclosed in the Offering Materials.

     (x) Except as set forth in the Offering Materials, the Company is not currently and has not during the past six (6) months been engaged in negotiations with respect to: (i) any merger or consolidation of the Company where the Company would not be the surviving entity; or (ii) the sale of the Company or any of its assets other than sales in the ordinary course of business.

     (y) The Company has the right to conduct its business in the manner in which its business has been heretofore conducted. To the knowledge of the Company, the conduct of such businesses by the Company does not violate or infringe upon the patent, copyright, trade secret or other proprietary rights of any third party, and the Company has not received any notice of any claim of any such violation or infringement.

     (z) The Company is currently in compliance in all respects with all applicable Environmental Laws (as defined below), including, without limitation, obtaining and maintaining in effect all permits, licenses, consents and other authorizations required by applicable Environmental Laws, and the Company is currently in compliance with all such permits, licenses, consents and other authorizations, except where the failure to comply does not and will not have a Material Adverse Effect. The Company has not received notice from any property owner, landlord, tenant or Governmental Authority (as defined below) that Hazardous Wastes (as defined below) are being improperly used, stored or disposed of at any property currently or formerly owned or leased by the Company or that any soil or ground water contamination has emanated from any such property. For purposes hereof, the term "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, or material, as now or at any time hereafter in effect. For purposes hereof, the term "Governmental Authority" shall mean the Federal Government of the United States of America, any state or any political subdivision of the Federal Government or any state, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities. For purposes hereof, the term "Hazardous Wastes" shall mean any regulated quantity of hazardous substances as listed by the Environmental Protection Agency (the "EPA") and the list of toxic pollutants designated by the United States Congress and/or the EPA or defined by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to or imposing liability for standard of conduct concerning any hazardous, toxic substance or material.

     (aa) The information contained in the Offering Materials, taken together, describe in all material respects the business and financial condition of the Company, and such material, taken together, does not contain any misstatement of a material fact or omit to state a material fact necessary to make the information not misleading. The Investors and the Placement Agent shall be entitled to rely on such material notwithstanding any investigation they or any of them may have made.

     (bb The Financial Statements included in the Offering Materials present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified. The historical financial information included in the Offering Materials has been derived from the accounting records of the Company and presents fairly the information shown thereby. The assumptions underlying pro forma financial information included in the Offering Materials are reasonable and are set forth in the Offering Materials.

     (cc) The Placement Agent Warrants have been authorized for issuance to the Placement Agent or its designees. The Warrant Shares, when issued and delivered against payment therefor in accordance with the terms thereof, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights or rights of first refusal held by any person, and all corporate action required to be taken for the authorization and issuance of the Placement Agent Warrants and the Warrant Shares has been validly and sufficiently taken. The execution by the Company of the Placement Agent Warrants has been duly authorized by all required action of the Company and, when so executed and delivered, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.


     4. Representations, Warranties and Covenants of Placement Agent.


     (a) The Placement Agent hereby represents and warrants that it is duly authorized to execute this Agreement and perform its duties hereunder, and the execution and delivery by the Placement Agent of this Agreement and the consummation of the transactions contemplated by this Agreement have been authorized by all necessary corporate action and will not result in any violation of, or be in conflict with, or constitute a default under, the Placement Agent's articles of incorporation or by-laws, any agreement or instrument to which the Placement Agent is a party or by which the Placement Agent's property is bound, or any judgment, decree, order or any statute, rule or regulation applicable to the Placement Agent.

     (b) In offering the Shares for sale, the Placement Agent will not offer the Shares for sale, or solicit any offers to buy any Shares, or otherwise negotiate with any person in respect of the Shares, on the basis of any communications or documents relating to the Shares or any investment therein or to the Company or investment therein, other than the Offering Materials and any other document satisfactory in form and substance to the Company. The Placement Agent will promptly deliver a copy of each amendment or supplement to the Offering Materials (i) to all prospective investors then being or thereafter solicited by the Placement Agent, and (ii) to each investor who has subscribed for Shares prior to the receipt by such person of such amendment or supplement.


     (c) In offering the Shares for sale, the Placement Agent shall conduct such sales in the manner described in the Offering Materials.


     5. Survival of Representations and Warranties and Indemnification. The representations and warranties of the Company and the Placement Agent set forth in Sections 3 and 4 of this Agreement shall survive the execution and delivery of the Shares. The indemnification obligations of the Company as set forth in the indemnification rider identified as Exhibit B (as amended or supplemented from time to time, the "Indemnification Rider") to that certain engagement letter between the Company and the Placement Agent, dated December 27, 2005 (as amended or supplemented from time to time), is hereby incorporated by reference in its entirety as if more fully set forth herein, and the provisions of the Indemnification Rider shall apply and be applicable to, among other things, all representations and warranties of the Company.

     6. Use of Proceeds. The net proceeds to the Company from the sale of the Minimum Amount of Common Stock and the Maximum Amount of Common Stock are estimated to be approximately $3,625,000 and $6,380,000, respectively, after deducting the fees and expenses associated with the offering of the Shares. The net proceeds from the sale of the Shares will be used by the Company as disclosed in the Offering Materials.


     7. Unregistered Securities. None of the Shares or the Warrant Shares have been registered under the 1933 Act, in reliance upon the applicability of
Section 4(2), 4(6) and/or Rule 506 of Regulation D of the 1933 Act to the transactions contemplated hereby. The certificates representing the Shares and the Warrant Shares will bear an investment legend stating that they are "restricted securities" (as defined in Rule 144 under the Securities Act) and may only be publicly offered and sold pursuant to an effective registration statement filed with the SEC or pursuant to an exemption from the registration requirements.


     8. Registration Rights and "Piggy-Back" Registration Rights.

     (a) As soon as possible after the Final Closing Date, but in no event later than thirty (30) days after the Final Closing Date (regardless of whether the Maximum Amount of Common Stock shall have been sold), the Company shall, at its sole cost and expense, file a registration statement (as amended or supplemented from time to time, the "Registration Statement") on the appropriate form under the 1933 Act with the SEC covering all of the Shares and the Warrant Shares (collectively, the "Registrable Securities") for all holders of the Shares and the Placement Agent Warrants (collectively, the "Registered Holders"), time being of the essence. The Company will use best efforts to have the Registration Statement declared effective, and to keep the Registration Statement effective, until the earlier of (x) three years after the Final Closing Date, (y) the date when all the Registrable Securities have been sold or (z) the date on which the Registrable Securities may be sold without any restriction pursuant to the Rule
144. If the Registration Statement is not filed within thirty (30) days after the Final Closing Date, (i) the Company will pay to each Investor a cash penalty of two percent (2%) of such Investor's Purchase Price investment (to the extent accepted) and (ii) the exercise price of the Placement Agent Warrants will be reduced (and, concomitantly, the aggregate number of Warrant Shares issuable upon the exercise of the Placement Agent Warrants shall increase) by two percent (2%), in each case for each thirty (30) day period, or any part thereof beyond said thirty (30) day period, until the Registration Statement is filed. In addition, if the Registration Statement is not declared effective within 150 days of the filing date, (i) the Company will pay to each Investor a cash penalty of two percent (2%) of such Investor's Purchase Price (to the extent accepted) and (ii) the exercise price of the Placement Agent Warrants will be reduced (and, concomitantly, the aggregate number of Warrant Shares issuable upon the exercise of the Placement Agent Warrants shall increase) by two percent (2%), in each case for each thirty (30) day period, or any part thereof, beyond such 150 day period, until the Registration Statement is declared effective. The maximum cash payments to each Investor, and the maximum reduction in the exercise price of the Placement Agent Warrants (and, concomitantly, the maximum increase in the aggregate number of Warrant Shares issuable upon the exercise of the Placement Agent Warrants) pursuant to these provisions is thirty-six percent (36%) of such Investor's Purchase Price (to the extent accepted) or the aggregate exercise price of the Placement Agent Warrants (and, concomitantly, the aggregate number of Warrant Shares), as the case may be.

     (b) In the event the Company effects any registration under the 1933 Act of any Registrable Securities pursuant to Section 7(a) or 7(g) of this Agreement, the Company shall indemnify, to the extent permitted by law, and hold harmless each Registered Holder whose Registrable Securities are included in the registration statement associated with such registration (each, a "Seller"), any underwriter, any officer, director, employee or agent of any Seller or underwriter, and each other person, if any, who controls any Seller or underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages, liabilities, judgment, fines, penalties, costs and expenses, joint or several, or actions in respect thereof (collectively, the "Claims"), to which each such indemnified party becomes subject, under the 1933 Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement or prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (as amended or supplemented from time to time, collectively, the "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses or disbursements reasonably incurred by such indemnified party in investigating or defending any such Claim; provided that the Company shall not be liable in any such case to a particular indemnified party to the extent such Claim is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use in the preparation of such Registration Document.


     (c) In connection with any registration statement in which a Seller is participating, such Seller, severally and not jointly, shall indemnify, to the extent permitted by law, and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each other Seller and each underwriter, any officer, director, employee or agent of any such other Seller or underwriter and each other person, if any, who controls such other Seller or underwriter within the meaning of
Section 15 of the 1933 Act against any Claims to which each such indemnified party may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any Claims are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses or disbursements reasonably incurred by such indemnified party in investigating or defending any such claim; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by such Seller specifically for use in the preparation thereof.

     (d) Any person entitled to indemnification under Section 8(b) or 8(c) of this Agreement shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Section 8(d), but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under
Section 8(b) or 8(c) of this Agreement, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses or disbursements subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party.

     (e) If for any reason the indemnity provided in Section 8(b) or 8(c) of this Agreement is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the transactions contemplated by this Agreement. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Section 8(d) of this Agreement, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses or disbursements reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the foregoing, no underwriter or controlling person thereof, if any, shall be required to contribute, in respect of such underwriter's participation as an underwriter in the offering, any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 8(e) shall be several in proportion to their respective underwriting commitments and not joint.


     (f) The provisions of Sections 8(b) through 8(e) of this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.


     (g) The Registered Holders shall have certain "piggy-back" registration rights with respect to the Registrable Securities as hereinafter provided:


          (1) If, at any time or from time to time on or after the three-year anniversary of the Final Closing Date, the Company determines to register Common Stock for its own account for a public offering or for the account of any of its stockholders to publicly sell their shares of Common Stock, other than a registration on Form S-1 or S-8 relating solely to employee stock option or purchase plans, the Company will promptly notify each Registered Holder of such registration.


          (2) If within five (5) days after such notice from the Company a Registered Holder gives notice to the Company of such Registered Holder's desires to have all of the Registered Holder's Registrable Securities included in a registration statement, then the Company shall include such Registered Holder's Registrable Securities in such registration statement, at the Company's sole cost and expense, subject to the remaining terms of this Section 8(g). If a Registered Holder fails to give such notice within such period, such Registered Holder shall not have the right to have such Registered Holder's Registrable Securities registered pursuant to such registration statement.

          (3) The Company at its expense will keep such registration effective for a period of 180 days or until all of the selling securities holders named in such registration statement relating thereto have completed the distribution described in such registration statement, whichever first occurs, and will furnish such number of prospectuses and other documents incident thereto as such selling securities holders from time to time may reasonably request.


          (4) If a registration statement relates to an underwritten offering, and the underwriter shall determine in writing that the total number of shares of Common Stock to be included in the offering, including the Registrable Securities, shall exceed the amount which the underwriter deems to be appropriate for the offering, the number of shares of the Registrable Securities shall be reduced in the same proportion as the remainder of the shares in the offering and each Registered Holder's Registrable Securities included in such registration statement will be reduced proportionately. For this purpose, if other securities in such registration statement are derivative securities, their underlying shares shall be included in the computation. The Registered Holders shall enter into such agreements as may be reasonably required by the underwriters and the Registered Holders shall pay to the underwriters commissions relating to the sale of their respective Registrable Securities.


          (5) The Registered Holder shall furnish in writing to the Company such information as the Company shall reasonably require in connection with any registration statement.


     (h) If and whenever the Company is required by the provisions of this
Section 8 to use its best efforts to register any Registrable Securities under the 1933 Act, the Company shall, as expeditiously as possible under the circumstances:


          (1) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible after filing and remain effective.

          (2) Subject to Section 8(a) of this Agreement, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and effective and to comply with the provisions of the 1933 Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by such registration statement required to effect the distribution of the securities, but in no event shall the Company be required to do so for a period of more than three (3) years following the effective date of such registration statement.

          (3) Furnish to the Sellers participating in the offering, applicable copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the 1933 Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while the Company is required under the provisions hereof to keep such registration statement current.

          (4) Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as the Sellers participating in the offering shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating Seller to consummate the disposition of the Registrable Securities in such jurisdictions.

          (5) Notify each Seller selling Registrable Securities, at any time when a prospectus relating to any such Registrable Securities covered by such registration statement is required to be delivered under the 1933 Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each such Seller selling Registrable Securities a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (6) As soon as practicable after the effective date of such registration statement, and in any event within eighteen (18) months thereafter, make generally available to the Sellers participating in the offering an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including, at the Company's option, Rule 158 thereunder. To the extent that the Company files such information with the SEC in satisfaction of the foregoing, the Company need not deliver the above referenced earnings statement to the Sellers.


          (7) Upon request, deliver promptly to counsel of each Seller participating in the offering copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to such registration statement and permit each such Seller to do such investigation at such Seller's sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from such registration statement as it deems reasonably necessary. Each Seller agrees that it will use its best efforts not to interfere unreasonably with the Company's business when conducting any such investigation and each Seller shall keep any such information received pursuant to this Section confidential.


          (8) Provide a transfer agent and registrar located in the United States for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.


          (9) List the Registrable Securities covered by such registration statement on such exchanges and/or on the NASDAQ as the Common Stock is then currently listed upon.

          (10) Pay all Registration Expenses (as defined below) incurred in connection with a registration of Registrable Securities, whether or not such registration statement shall become effective; provided that each Seller shall pay all underwriting discounts, commissions and transfer taxes, and their own counsel and accounting fees, if any, relating to the sale or disposition of such Seller's Registrable Securities pursuant to such registration statement. As used herein, "Registration Expenses" means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees; (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of or disbursements by the underwriters or their counsel); (iii) all printing, messenger and delivery expenses; and (iv) the reasonable fees and disbursements of counsel for the Company and the Company's independent public accountants.


     (i) The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 8 and that such failure would not be adequately compensable in damages, and therefore agrees that its obligations and agreements contained in this Section 8 may be specifically enforced. In the event that the Company shall fail to file such registration statement when required pursuant to Section 8(a) of this Agreement or to keep any registration statement effective as provided in this Section 8 or otherwise fails to comply with its obligations and agreements in this Section 8, then, in addition to any other rights or remedies the Registered Holders may have at law or in equity, including, without limitation, the right of rescission, the Company shall indemnify and hold harmless the Registered Holders from and against any and all manner or loss which they may incur as a result of such failure. In addition, the Company shall also reimburse the Registered Holders for any and all reasonable legal fees, expenses and disbursements incurred by them in enforcing their rights pursuant to this Section 8, regardless of whether any litigation was commenced; provided, however, that the Company shall not be liable for the fees and expenses of more than one law firm, which firm shall be designated by the Placement Agent.


     9. Conditions. The following obligations of the Company shall be satisfied or fulfilled on or prior to the date of each Closing, unless otherwise agreed to in writing by the Placement Agent:


     (a) The Company shall have delivered to the Placement Agent, at the Initial Closing, (i) a currently-dated good standing certificate or telegram from the Secretary of State where the Company is incorporated and each other jurisdiction in which the Company is qualified to do business as a foreign corporation; (ii) the articles of incorporation (as amended) of the Company, as currently in effect, certified by the Secretary of State of the state where the Company is incorporated; (iii) by-laws of the Company certified by the secretary of the Company; and (iv) certified resolutions of the Board of Directors of the Company approving this Agreement, the sale of the Common Stock and the Placement Agent Warrants, and the registration of the Registrable Securities.

     (b) There shall have occurred no event which has a Material Adverse Effect on the Company or any of its businesses, assets, prospects or the Company's securities since the date of this Agreement.


     (c) No litigation or administrative proceeding shall have been threatened or commenced against the Company which (i) seeks to enjoin or otherwise prohibit or restrict the consummation of the transactions contemplated by this Agreement or (ii) if adversely determined, would have a Material Adverse Effect on the Company or the Company's securities.


     (d) The Company shall have delivered to the Placement Agent a certificate of its principal executive and financial officers as to the matters set forth in Sections 9(a), (b) and (c) of this Agreement and to the further effect that (i) the Company is not in default, in any respect, under any note, loan agreement, security agreement, mortgage, deed of trust, indenture, contract, alliance agreement, lease, license, joint venture agreement, other agreement or other instrument to which it is a party, except as disclosed in the Financial Statements or the Memorandum and except where such default has not and will not have a Material Adverse Effect; (ii) the Company's representations and warranties contained in this Agreement are true and correct in all respects on such date with the same force and effect as if made on such date, (iii) there has been no amendment or changes to the Company's articles of incorporation or by-laws or authorizing resolutions from those delivered pursuant to Section 9(a) of this Agreement; and (iv) no event has occurred which, with or without the lapse of time or giving of notice, or both, would constitute a breach of default thereof by the Company, or would cause acceleration of any obligation of the Company, or could adversely affect the business, operations, financial condition or prospects of the Company.


     (e) The Placement Agent shall have received the opinion of Dennis Brovarone, counsel for the Company, dated as of the Closing Date in form and substance reasonably satisfactory to the Placement Agent and its counsel.


     (f) The Company shall have prepared and filed or delivered to counsel for filing with the SEC and any states in which such filing is required, a Form D relating to the sale of the Common Stock and such other documents and certificates as are required.


     (g) Subscriptions for at least the Minimum Amount of Common Stock shall have been accepted by the Company.


     (h) In addition to the right of the Placement Agent to terminate this Agreement and not consummate the transactions contemplated by this Agreement as a result of the failure of the Company to comply with any of its obligations set forth in this Agreement, this Agreement may be terminated by the Placement Agent by written notice to the Company at any time prior to the Initial Closing if, in the Placement Agent's sole judgment, (i) the Company shall have sustained a loss that is material to the Company, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on any exchange or system shall have been suspended or limited either generally or specifically with respect to the Common Stock; (iii) material governmental restrictions have been imposed on trading in securities generally or specifically with respect to the Common Stock (not in force and effect on the date of this Agreement); (iv) a banking moratorium shall have been declared by Federal or New York State authorities; (v) an outbreak of major international hostilities or other national or international calamity shall have occurred;
(vi) the Congress of the United States or any state legislative body shall have passed or taken any action or measure, or such bodies or any governmental body or any authoritative accounting institute, or board, or any governmental executive shall have adopted any orders, rules or regulations, which the Placement Agent reasonably believes is likely to have a Material Adverse Effect on the business, financial condition or financial statements of the Company or the market for the Common Stock; (vii) the Common Stock shall have been delisted from the exchange on which it currently listed, or the Company shall have received notice from such exchange advising the Company of its intention to have the Common Stock delisted from such exchange, whether conditional or otherwise, or the Company shall fail to meet the requirements for continued listing on such exchange; or (viii) there shall have been, in the Placement Agent's judgment, a material decline in the Dow Jones Industrial Index or the market price of the Common Stock at any time subsequent to the date of this Agreement.

     10. Covenants of the Company. The Company agrees at all times as long as the Placement Agent Warrants may be exercised, to keep reserved from the authorized and unissued Common Stock, such number of shares of Common Stock as may be, from time to time, issuable upon exercise of the Placement Agent Warrants.


     11. Indemnification.


     (a) Indemnification by Company. The Company agrees to indemnify and hold harmless Placement Agent, its officers, directors and agents from and against any and all loss, liability, claim, damage and expense whatsoever arising out of
(1) a breach or alleged breach by the Company of any warranty set forth in
Section 3 of this Agreement, (2) failure or alleged failure by the Company to comply with the provisions of Section 3 of this Agreement, (3) claims for finder's fees or brokerage commissions payable with respect to the transactions contemplated by this Agreement, except as provided in Section 12 of this Agreement, or (4) any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission contained in the material furnished to the Company by Placement Agent on Placement Agent's behalf, specifically for inclusion therein, which relates to Placement Agent's activities pursuant to this Agreement.


     (b) Indemnification by Placement Agent. Placement Agent agrees to indemnify and hold harmless the Company (its officers, directors and agents) and each person, if any, who controls any of the foregoing within the meaning of the 1933 Act to the same extent as the indemnity from the Company described above against any and all loss, liability, claim, damage and expense whatsoever (or actions in respect thereto) arising out of or based upon any misrepresentation or alleged misrepresentation, failure or alleged failure by Placement Agent to comply with the covenants and agreements set forth in Section 4 of this Agreement.

     12. Fees.


     (a) As disclosed in the Offering Materials, a fee (the "Success Fee") equal to 7.2% of the gross proceeds through the sale of the Shares shall be payable to the Placement Agent.


     (b) In addition to the sums payable to the Placement Agent as provided elsewhere herein, the Placement Agent shall be entitled to receive at the Closing, as additional compensation for its services, warrants (as amended, or supplemented from time to time, the "Placement Agent Warrants") with a five (5) year term for the purchase of an amount of Common Stock equal to nine percent (9%) of the Shares sold in this offering. The exercise price of the Placement Agent Warrants will initially be equal to one-hundred twenty percent (120%) of the closing bid price of the Common Stock on the Final Closing Date, subject to adjustment as provided in the Placement Agent Warrants.


     (c) Upon closing, the Company will reimburse the Placement Agent for up to $35,000 of its actual and reasonable out-of-pocket expenses incurred in connection with the offering of the Shares, including fees and expenses of its counsel.


     (d) The Company shall pay any fees required in connection with the qualification of the sale of the Shares under the state securities or blue sky laws of any state which the Placement Agent reasonably deems necessary.


     (e) All payments in connection with the sale of the Shares shall be made pursuant to the terms and conditions of the escrow agreement between Placement Agent and CSC Trust Company of Delaware, an executed copy of which has been delivered to and acknowledged by the Company.


     13. Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission, if confirmed by mail as provided in this Section 13. Notices shall be deemed to have been received on the date of personal delivery or facsimile or, if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. Notices shall be sent to the following addresses:


                To the Company:

                PURE BIOSCIENCE
                17256 Gillespie Way
                El Cajon, CA 92020
                Facsimile: (614) 596-8791
                Attention:  Michael L. Krall

                With a copy to:

                DENNIS BROVARONE
                Attorney at Law
                18 Mountain Laurel Drive
                Littleton, CO 80127
                Facsimile: (303) 466-4672

                To Placement Agent:

                TAGLICH BROTHERS, INC.
                405 Lexington Avenue, 51st Floor
                New York, NY 10174
                Facsimile: (212) 661-6824
                Attention:  Richard Oh

                With a copy to:

                BINGHAM MCCUTCHEN LLP
                399 Park Avenue
                New York, NY 10022
                Facsimile: (212) 702-3629
                Attention:  Robert G. Leonard, Esq.

or to such other address as any party shall designate in the manner provided in this Section 13.

     14. Miscellaneous.


     (a) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supercedes any and all prior or contemporaneous oral and prior written agreements and understandings. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.


     (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state. Each party hereby consents to the exclusive jurisdiction of the Federal and state courts situated in New York County, New York in connection with any action arising out of or based upon this Agreement and the transactions contemplated by this Agreement.


     (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective personal representatives, successors and permitted assigns.

     (d) In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.


     (e) Each party shall, without payment of any additional consideration by any other party, at any time on or after the date of any Closings take such further action and execute such other and further documents and instruments as the other party may request in order to provide the other party with the benefits of this Agreement.


     (f) The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement.


     (g) All references to any gender shall be deemed to include the masculine, feminine or neuter gender, the singular shall include the plural and the plural shall include the singular.


     (h) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

PURE BIOSCIENCE                              TAGLICH BROTHERS, INC.



By: /s/ Michael L. Krall                     By: /s/ Robert Schroeder
    --------------------------                   ---------------------------
      Name: Michael L. Krall                     Name: Robert Schroeder
      Title:  President                          Title: Vice President

                                    EXHIBIT A


Names, Addresses and Social Security
or Employer Identification Number
of Investors                                              Number of Shares
---------------------------------------             ----------------------------